     As filed with the Securities and Exchange Commission on July 30, 1998
                                                 Registration No. 333-_________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                ---------------
                            MGC COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                                ---------------

         Nevada                                            88-0360042
(State or other Jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)

                              3301 N. BUFFALO DR.
                            LAS VEGAS, NEVADA 89129

                         (Address, including zip code,
                  of registrant's principal executive offices)

                   MGC COMMUNICATIONS, INC. STOCK OPTION PLAN
                            (Full title of the plan)

                              KENT F. HEYMAN, ESQ.
                             3301 N. BUFFALO DRIVE
                            LAS VEGAS, NEVADA 89129
                                 (702) 310-1000

            (Name, address, including zip code, and telephone number
                   including area code, of agent for service)

                                ---------------

                                   Copies to:
                            ROBERT B. GOLDBERG, ESQ.
                 ELLIS, FUNK, GOLDBERG, LABOVITZ & DOKSON, P.C.
                                   SUITE 400
                            3490 PIEDMONT ROAD, N.E.
                             ATLANTA, GEORGIA 30305
                                 (404) 233-2800



                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                      Proposed            Proposed
                                                   Amount             Maximum              Maximum            Amount of
       Title of Securities                          to be          Offering Price         Aggregate        Registration
        to be Registered                         Registered         Per Share (1)     Offering Price (2)        Fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share           2,392,740            $8.56            $20,489,495          $6,044.40
=========================================================================================================================


(1) Calculated by dividing the proposed maximum aggregate offering price by the amount to be registered.

(2) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is the sum of (i) the product resulting from multiplying 1,300,620, the number of shares registered by this Registration Statement as to which there are outstanding options under the MGC Communications, Inc. Stock Option Plan, by $1.82 per share, the average exercise price of such options, and (ii) the product resulting from multiplying 1,092,120, the number of shares registered by this Registration Statement as to which options may be granted under the MGC Communications, Inc. Stock Option Plan, by $16.59, the average of the high and low sales prices of the Common Stock as reported on the NASDAQ Stock Market on July 24, 1998.

                               TABLE OF CONTENTS


Item 1:   Plan Information                                                       *

Item 2:   Registrant Information and Employee Plan Annual Information            *

Item 3:   Incorporation of Documents by Reference                                3

Item 4:   Description of Securities                                              3

Item 5:   Interests of Named Experts and Counsel                                 3

Item 6:   Indemnification of Directors and Officers                              3

Item 7:   Exemption From Registration Claimed                                    4

Item 8:   Exhibits                                                               4

Item 9:   Undertakings                                                           4


* Separately given to participants. Pursuant to the rules for filing a Registration Statement on Form S-8, such information is contained in a document which does not constitute a part of this Registration Statement but which shall, together with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, constitute a prospectus under Section 10(a) of the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1:     PLAN INFORMATION

            Omitted.

ITEM 2:     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

            Omitted.





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                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.         INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by MGC Communications, Inc. (the "Company") with the Commission are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997.

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31,1998.

         (c) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A dated April 21, 1998, and in that certain Registration Statement on Form S-1 (No. 333-49085) registering shares of the Company's Common Stock under the Securities Act of 1933, as amended, filed with the Commission.

         In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.      DESCRIPTION OF SECURITIES

             Not applicable.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL

             The legality of the Common Stock offered hereby has been passed on for the Company by Ellis, Funk, Goldberg, Labovitz & Dokson, P.C., Atlanta, Georgia. Certain shareholders of Ellis, Funk, Goldberg, Labovitz & Dokson, P.C. own 37,800 shares of Common Stock of the Company.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Amended Articles of Incorporation provide that directors of the Company will not be personally liable for monetary damages to the Company for certain breaches of their fiduciary duty as directors to the fullest extent allowable by Nevada law. Under current Nevada law, directors would remain liable for: (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, and (ii) approval of certain illegal dividends or redemptions. In appropriate circumstances, equitable remedies or nonmonetary relief, such as an injunction, will remain available to a stockholder seeking redress from any such violation. In addition, the provision applies only to claims against a director arising out of his role as a director and not in any other capacity (such as an officer or employee of the Company).


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         The Company also has the obligation, pursuant to the Company's
By-laws, to indemnify any director or officer of the Company for all expenses incurred by them in connection with any legal action brought or threatened against such person for or on account of any action or omission alleged to have been committed while acting in the course and scope of the person's duties, if the person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to criminal actions, had no reasonable cause to believe the person's conduct was unlawful, provided that such indemnification is made pursuant to then existing provisions of Nevada General Corporation Law at the time of any such indemnification.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED

             Not Applicable.

ITEM 8.      EXHIBITS


       4.1    --   MGC Communications, Inc. Stock Option Plan. Incorporated by reference to the
                   Registrant's Registration Statement on Form S-4 (File No. 333-38875) previously filed with the Commission.

       4.2    --   Form of Stock Option Agreement under Stock Option Plan.

       5      --   Opinion of Ellis, Funk, Goldberg, Labovitz & Dokson, P.C.

       23.1   --   Consent of Arthur Andersen LLP.

       23.2   --   Consent of KPMG Peat Marwick LLP.

       23.3   --   Consent of Ellis, Funk, Goldberg, Labovitz & Dokson, P.C. (included in Exhibit 5).

       24     --   Power of Attorney (included on signature page).


ITEM 9.      UNDERTAKINGS

       (a)   The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                 (iii) To include any material information with respect to
                       the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;



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



provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.










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



                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on the 19th day of June, 1998.

                                                 MGC COMMUNICATIONS, INC.


                                                 By:   /s/ Nield J. Montgomery
                                                    --------------------------
                                                     Nield J. Montgomery
                                                     President and
                                                     Chief Executive Officer

                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints MAURICE J. GALLAGHER, JR. and NIELD J. MONTGOMERY, and either of them (with full power in each to act alone), his true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.


     /s/ Nield J. Montogmery                          President (principal                      June 19, 1998
--------------------------------------------           executive officer) and Director
      Nield J. Montgomery


     /s/ Linda M. Sunbury                             Vice President                            June 19, 1998
--------------------------------------------           (principal financial and
      Linda M. Sunbury                                 accounting officer)


     /s/ Maurice J. Gallagher, Jr.                    Chairman of the Board                     June 19, 1998
--------------------------------------------           and Director
      Maurice J. Gallagher, Jr.


                      [SIGNATURES CONTINUED ON NEXT PAGE]


     /s/ Timothy P. Flynn                             Director                                  June 19, 1998
--------------------------------------------
     Timothy P. Flynn

     /s/ Jack L. Hancock                              Director                                  June 19, 1998
--------------------------------------------
     Jack L. Hancock

     /s/ David Kronfeld                               Director                                  June 19, 1998
--------------------------------------------
     David Kronfeld

     /s/ Thomas Neustaetter                           Director                                  June 19, 1998
--------------------------------------------
     Thomas Neustaetter

















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